UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):         June 1, 2023

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	NAVB	NYSE American
Preferred Stock Purchase Rights	N/A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2023, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into a Stock Exchange Agreement with John K. Scott, Jr. (the “Stockholder”), pursuant to which the Stockholder surrendered 990 shares of Series G redeemable preferred stock (“Series G Preferred Stock”) and $68,853.22 of accrued and unpaid dividends thereon in exchange for 11,969 shares of Series J convertible preferred stock (“Series J Preferred Stock”).

Pursuant to the Stock Exchange Agreement, the Stockholder also agreed to surrender his remaining 2,270 shares of Series G Preferred Stock and the remaining balance of accrued and unpaid dividends thereon in exchange for 27,889 shares of Series J Preferred Stock, subject to the Company’s stockholders approving the issuance of shares of the Company’s common stock (“Common Stock”) upon conversion of such shares of series J Preferred Stock in compliance with NYSE American listing standards. The Company has agreed to hold an annual meeting of stockholders on the earliest practical date for the purpose of obtaining the stockholder approval.

In addition, the Stock Exchange Agreement provides the Stockholder with certain registration rights related to the resale of the shares of Common Stock issuable upon conversion of the Series J Preferred Stock.

The above description of the Stock Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Exchange Agreement. A copy of the Stock Exchange Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.01 Notice Of Delisting Or Failure To Satisfy A Continued Listing Rule Or Standard; Transfer Of Listing.

On June 1, 2023, the Company received a written notice (the “Notice”) from NYSE Regulation (the “NYSE American”) indicating that the Company is not in compliance with the NYSE American continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide because its shares of Common Stock have been selling for a substantial period of time at a low price per share. The Notice has no immediate effect on the listing or trading of the Company’s Common Stock and the Common Stock will continue to trade on the NYSE American under the symbol “NAVB,” although a “below compliance” indicator will be appended to the Company’s ticker symbol during the period that it is out of compliance. The Company remains noncompliant with the minimum stockholders’ equity requirements of Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) of the NYSE American Company Guide as previously reported in the Company’s Current Reports on Form 8-K filed on February 3, 2022 and April 12, 2022.

Pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the NYSE American staff determined that the Company’s continued listing is predicated on it effecting a reverse stock split of its Common Stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which the staff determined to be no later than December 1, 2023. The Notice further stated that as a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the NYSE American Company Guide, which could, among other things, result in the initiation of delisting proceedings, unless the Company cures the deficiency in a timely manner. The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are for the best interests of the Company and its shareholders, including a potential reverse stock split if approved by the Company’s stockholders at the upcoming annual meeting of stockholders.

The Company intends to monitor the price of its Common Stock and consider available options if its Common Stock does not trade at a consistent level likely to result in the Company regaining compliance by December 1, 2023. The Company’s receipt of the Notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company is actively engaged in discussions with the NYSE American and is developing plans to regain compliance with the NYSE American’s continued listing standards within the cure period.

The Company issued a press release on June 2, 2023, announcing that it had received the Notice. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K relating to the Stock Exchange Agreement is incorporated herein by reference.

The shares of Series J Preferred Stock and the shares of Common Stock underlying the Series J Preferred Stock were offered and sold in reliance upon the exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective June 1, 2023, Alexander L. Cappello resigned as a Director of the Company. Mr. Cappello’s resignation from the Board of Directors (the “Board”) did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Director

The Board appointed Jill Stefanelli, Ph.D. as a Director, effective June 1, 2023. Dr. Stefanelli will serve as a Director with a term of office expiring at the Company’s 2025 annual meeting of stockholders. The Board also appointed Dr. Stefanelli to serve on each of the Board’s Audit Committee and Compensation, Nomination and Governance Committee.

In connection with her appointment, Dr. Stefanelli will receive 250,000 shares of non-restricted Common Stock.

There is no arrangement or understanding between Dr. Stefanelli and any other person pursuant to which she was selected as a Director of the Company and there are no family relationships between Dr. Stefanelli and any of the Company’s Directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Stefanelli has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On June 1, 2023, the Company issued a press release relating to Dr. Stefanelli’s appointment and Mr. Capello’s resignation as a Director. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

As previously reported in the Company’s Current Report on Form 8-K filed on May 25, 2023, the Company entered into a letter agreement with Keystone Capital Partners, LLC dated May 10, 2023. A copy of letter agreement is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Item. 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Stock Exchange Agreement dated as of June 1, 2023 between Navidea Biopharmaceuticals, Inc. and John K. Scott, Jr.
99.1	Press Release dated June 1, 2023
99.2	Press Release dated June 2, 2023
99.3	Letter Agreement dated May 10, 2023 between Navidea Biopharmaceuticals, Inc. and Keystone Capital Partners, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: June 2, 2023	By:	/s/Joseph W. Meyer
Joseph W. Meyer Director, Finance and Accounting (Principal Financial Officer)

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